UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

June 14, 2019

at 9:00 A.M. Pacific Time

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your PROXY CARD or, if the Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

On April 30, 2019, Cutera, Inc. (the “Company”) filed its Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the 2019 Annual Meeting of Stockholders of the Company (the “2019 Annual Meeting”) to be held at the Company’s principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005 on June 14, 2019, at 9:00 a.m. Pacific Time. Stockholders of record at the close of business on April 23, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting and at any postponement or adjournment thereof. Capitalized terms used in this Supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

This Supplement amends Proposal 4 of the Proxy Statement (Approval of Our 2019 Equity Incentive Plan) to (i) revise the total number of shares of the Company’s common stock authorized and available for issuance with respect to awards granted under the Amended and Restated Plan by decreasing the previously-proposed additional 1,400,000 shares of common stock to 700,000 shares of common stock, and (ii) include a minimum one-year vesting period with respect to awards under the Amended and Restated Plan.

This Supplement also provides additional disclosures regarding the Board’s adoption of Amended and Restated Stock Ownership Guidelines and a Clawback Policy with respect to certain compensation received by the Company’s Named Executive Officers.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Regarding Proposal 4

Proposal 4 in the Proxy Statement requests that the Company’s stockholders approve the Amended and Restated Plan. On June 11, 2019, the Board approved a revision to the Amended and Restated Plan to decrease the additional number of shares of the Company’s common stock authorized and available for issuance under the Amended and Restated Plan from 1,400,000 shares to 700,000 shares (in each case, in addition to the 9,701,192 shares provided for under the 2004 Amended and Restated Equity Incentive Plan), subject to adjustments as described in the Amended and Restated Plan. This represents a decrease of 700,000 additional shares of common stock authorized for issuance under the Amended and Restated Plan.

Accordingly, Section 3(a) of the Amended and Restated Plan, included as Appendix A to the Proxy Statement, has been amended to read as follows:

“Subject to the provisions of Section 17 of the Plan, as of [●], 2019, the maximum aggregate number of shares of common stock that may be awarded and sold under the Plan was [●], of which [●] shares remained available for future awards.”

The decrease in the number of additional shares of common stock authorized and available for issuance with respect to awards under the Amended and Restated Plan will reduce the potential dilutive impact of the Amended and Restated Plan on the Company’s stockholders, as compared to the original Proposal 4.

On June 11, 2019, the Board also approved a revision to the Amended and Restated Plan to include a minimum one-year vesting period with respect to awards under the Amended and Restated Plan, subject to certain customary exceptions. Accordingly, the Amended and Restated Plan, included as Appendix A to the Proxy Statement, has been amended to add Section 5(b), which reads as follows:

“Except as provided below, all Awards granted on or after [●], 2019 that are designated to be settled in Shares shall be subject to the following minimum vesting requirements. All such time-based Awards shall vest over a period of at least one year from the date the Award was granted. All such performance-based Awards shall vest over a Performance Period of not less than one year, which may include the Fiscal Year during which the Award is granted. The foregoing minimum vesting requirements shall not apply: (i) with respect to 5% of the Shares which remain available for future awards as set forth in Section 3(a) (such 5% being the “Carve-Out Exception”), and (ii) to the vesting of an Award that is accelerated as a result of a Participant’s death or Disability, a Change in Control under terms consistent with this Plan or the Administrator’s exercise of discretion in accordance with the terms of this Plan. To the extent Section 3(a) is amended to increase the number of Shares reserved therein, then 5% of the Shares subject to such increase shall be added to, and increase, the number of Shares subject to the Carve-Out Exception.”

The minimum one-year vesting period will limit the Administrator’s ability to grant awards under the Amended and Restated Plan that vest sooner than the end of the one-year period, except with respect to 5% of shares that remain available for future awards or in the event a Participant’s death or Disability, a Change of Control or the Administrator’s exercise of discretion in accordance with the terms of the Amended and Restated Plan.

Additionally, the Amended and Restated Plan, included as Appendix A to the Proxy Statement, has been amended to add Section 23(c), which clarifies that any awards granted under the Amended and Restated Plan are subject to the Company’s Amended and Restated Stock Ownership Guidelines and Clawback Policy, as described in further detail below. Accordingly, the Amended and Restated Plan, included as Appendix A to the Proxy Statement, has been amended to add Section 23(c), which reads as follows:

“Any Shares received by a Participant pursuant to an Award granted on or after [●], 2019, shall, to the extent applicable, be subject to the terms of the Company’s Stock Ownership Guidelines, as amended. Further, any amounts, whether in cash or Shares, received by a Participant pursuant to an Award granted on or after [●], 2019 shall, to the extent applicable, be subject to a right of recoupment by the Company under the terms of the Company’s Clawback Policy adopted by the Board and as further amended from time to time hereafter.”

Except as described above under this Supplemental Disclosure Regarding Proposal 4, the Amended and Restated Plan and the descriptions thereof contained in the Proxy Statement remain unchanged.

Supplemental Disclosure Regarding Amended and Restated Stock Ownership Guidelines

On June 11, 2019, the Board adopted Amended and Restated Stock Ownership Guidelines, which amended and restated the Company’s Stock Ownership Guidelines adopted on July 28, 2017 in their entirety, to require all officers (as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) to hold at least 50% of any shares received pursuant to stock options, stock appreciation rights, vested RSAs, RSUs, performance shares or performance units (net of taxes) for a minimum of one year following vesting and delivery. Accordingly, the first paragraph in the section of the Proxy Statement titled “Corporate Governance and Board Matters – Stock Ownership Guidelines” on page 17 is amended and restated in its entirety to read as follows:

“To enhance our overall corporate governance practices and director compensation program, our Board adopted Stock Ownership Guidelines on July 28, 2017, which were amended and restated in their entirety by Amended and Restated Stock Ownership Guidelines adopted on June 11, 2019. The Amended and Restated Stock Ownership Guidelines are applicable to our non-employee directors, as well as certain members of our senior management. These guidelines are designed to align our non-employee directors’ interests with our stockholders’ long-term interests by promoting long-term ownership of Cutera common stock. Our non-employee Directors are required to own the lesser of either (i) 5,200 shares of the Company’s common stock, or (ii) a number of shares of the Company’s common stock equal in value to at least three times the director’s annual compensation for Board membership (however paid, and exclusive of Committee membership compensation). Each Director has five years from the later of the date of his or her initial election to the Board or July 28, 2017 to attain the required level of ownership. Once attained, the level of ownership must be maintained.”

Additionally, the first paragraph in the section of the Proxy Statement titled “Compensation Discussion and Analysis – Stock Ownership Guidelines” on page 49 is amended and restated in its entirety to read as follows:

“To enhance our overall corporate governance practices and executive compensation program, our Board adopted Stock Ownership Guidelines on July 28, 2017 for our officers (as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) (“Executives”). The Stock Ownership Guidelines were amended and restated in their entirety by Amended and Restated Stock Ownership Guidelines adopted on June 11, 2019, which the Compensation Committee intends to review annually. These guidelines are designed to align our executive officers’ interests with our stockholders’ long-term interests by promoting long-term ownership of our common stock, which our Board believes reduces the incentive for excessive short-term risk taking. These guidelines provide that our Chief Executive Officer and our other Executives must hold shares of our common stock having a value not less than three times and one time, respectively, of their annual salary. Each Executive has five years from the date of his or her appointment, or if an Executive at the time of the adoption of the Stock Ownership Guidelines, four years from the adoption of the Stock Ownership Guidelines (July 28, 2017), to attain such level of ownership. Additionally, our Executives must hold at least 50% of any shares received pursuant to stock options, stock appreciation rights, vested restricted stock awards, restricted stock units, performance shares or performance units (net of taxes) for a minimum of one year following vesting and delivery.”

Supplemental Disclosure Regarding Clawback Policy

On June 11, 2019, the Board adopted a Clawback Policy to permit recovery of certain compensation paid to Named Executive Officers of the Company if the Compensation Committee determines that a Named Executive Officer (i) has violated law, the Company’s Code of Business Conduct and Ethics, or any significant ethics or compliance policies, and (ii) such conduct results in material financial or reputational harm, or results in a need for a restatement of the Company’s consolidated financial statements. Accordingly, the section of the Proxy Statement titled “Compensation Discussion and Analysis” is amended to include the following paragraph:

“Clawback Policy.

Our Clawback Policy, which covers all Named Executive Officers, allows for recovery of performance-based compensation if a Named Executive Officer’s intentional misconduct:

•	violates the law, our Code of Business Conduct and Ethics, or any significant ethics or compliance policy; and

•	results in material financial or reputational harm, or results in a need for a restatement of our consolidated financial statements.

The compensation elements that are subject to recovery under this policy include:

•	All amounts paid under the Management Bonus Program; and

•	All awards under the 2019 Equity Incentive Plan and any successor equity incentive plans, whether exercised, vested, unvested, or deferred.

All recoveries are determined in the sole discretion of the Compensation Committee.”

The Board of Directors continues to recommend unanimously that the stockholders vote FOR each of the proposals listed in the Proxy Statement, as supplemented.

Additional Information

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This Supplement should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy for the 2019 Annual Meeting and wish to revoke or change your vote, you may do so at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Vice President, General Counsel & Corporate Secretary of the Company mailed to Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005, Attention: Vice President, General Counsel & Corporate Secretary or by attending the meeting in person and so notifying the inspector of elections.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on June 14, 2019: This Supplement, the Proxy, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://ir.cutera.com/financial-information/sec-filings.

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